UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2014

SYNERGY RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60
Platteville, Colorado 80651
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:                  (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  On December 18, 2014, Synergy Resources Corporation ("Synergy" or the "Company") filed a Current Report on Form 8-K (the "Initial Form 8-K") to report the completion of the acquisition of partial interests in 17 non-operated horizontal wells, 73 operated and 11 non-operated vertical wells, and other oil and gas properties from three independent oil and gas companies (the "Acquired Operating Assets").

At closing, the Sellers received cash consideration of $74.0 million and 4,648,136 shares of the Company's common stock, valued at $48.4 million, representing an adjusted purchase price of $122.5 million.  The original purchase price of $125 million was adjusted to reflect customary closing adjustments and a change in the value of the Company's common stock from $10.76 per share to $10.42 per share, and may be further adjusted for additional customary closing adjustments.

This amendment to the Initial Form 8-K amends and supplements Item 9.01 of the Initial Form 8-K to provide the historical financial statements and pro forma financial information that were not filed with the Initial Form 8-K and that are permitted to be filed by this amendment.

Item 9.01   Financial Statement and Exhibits.

(a)	Financial statements of business acquired

Attached hereto are the following:

•	Independent Auditor's Report from EKS&H LLLP
•	Audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2013
•	Unaudited Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2014 and 2013
•	Notes to the Statements of Revenues and Direct Operating Expenses for the year ended December 31, 2013, and for the nine months ended September 30, 2014 and 2013
•	Unaudited Supplemental Oil and Gas Reserve Information as of December 31, 2013

(b)	Pro forma financial information

Attached hereto are the Unaudited Pro Forma Condensed Combined Balance Sheet as of November 30, 2014 and Condensed Combined Statements of Operations for the twelve months ended August 31, 2014 and three months ended November 30, 2014, and the related notes showing the pro forma effects of the Company's acquisition of the Acquired Operating Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY RESOURCES CORPORATION

Date: February 25, 2015	By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial and Accounting Officer